UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 — REGULATION FD DISCLOSURE
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 31, 2016, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) closed on $625 million in aggregate principal amount of its 5.25% Senior Secured Notes due 2026 (the “2026 First Lien Notes”) and a seven-year $562 million first lien senior secured term loan (the “2023 First Lien Term Loan”). The 2026 First Lien Notes were offered in a private placement and were issued under an indenture dated as of May 31, 2016 (the “Indenture”), among Calpine, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The 2026 First Lien Notes and related guarantees are secured equally and ratably with Calpine’s first lien credit facilities, including the 2023 First Lien Term Loan, and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
Calpine utilized the proceeds received from the 2026 First Lien Notes and the 2023 First Lien Term Loan, together with operating cash on hand, to fully retire the approximately $835 million first lien senior secured term loan dated October 9, 2012 and the $390 million first lien senior secured term loan dated October 23, 2013 which includes the repayment of approximately $1.2 billion of outstanding term loan debt.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
2026 First Lien Notes
As disclosed above, on May 31, 2016, Calpine issued $625 million in aggregate principal amount of its 2026 First Lien Notes in a private placement. This summary of the terms of the Indenture and the 2026 First Lien Notes is qualified in its entirety by reference to the Indenture, a copy of which (including the form of the 2026 First Lien Notes) is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
The 2026 First Lien Notes bear interest at 5.250% payable semiannually on June 1 and December 1 of each year beginning on December 1, 2016. Calpine will make each interest payment to the holders of record on the May 15 and November 15 immediately preceding the applicable interest payment date. The 2026 First Lien Notes will mature on June 1, 2026. The 2026 First Lien Notes are guaranteed by each of Calpine’s current and future subsidiaries that is a guarantor under Calpine’s first lien credit facilities and rank equally in right of payment with all of Calpine’s and the guarantors’ other existing and future senior indebtedness, and will be effectively subordinated in right of payment to all existing and future liabilities of Calpine’s subsidiaries that do not guarantee the 2026 First Lien Notes. The 2026 First Lien Notes are secured equally and ratably with indebtedness under Calpine’s first lien credit facilities and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien, on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.
Subject to certain qualifications and exceptions, the Indenture will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
On or after June 1, 2024, Calpine may on any one or more occasions redeem all or a part of the 2026 First Lien Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest. Calpine may also redeem any of the 2026 First Lien Notes at any time prior to June 1, 2021, at a price equal to 100% of the aggregate principal amount thereof, plus a “make whole” premium and accrued and unpaid interest. Prior to June 1, 2019, Calpine may redeem up to 35% of the aggregate principal amount of the 2026 First Lien Notes with the proceeds of certain equity offerings, at a price equal to 105.250% of the aggregate principal amount, plus accrued and unpaid interest.
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the 2026 First Lien Notes will have the right to require Calpine to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2026 First Lien Notes pursuant to a Change of Control Offer (as defined in the Indenture) on the terms set forth in the Indenture in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest.

If an event of default arises from certain events of bankruptcy or insolvency, all outstanding 2026 First Lien Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture or related security documents, default under or acceleration of certain other indebtedness, failure to pay certain judgments, and repudiation or unenforceability of obligations under the security documents or the guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the trustee or holders of at least 25% of the aggregate principal amount of outstanding 2026 First Lien Notes may declare the 2026 First Lien Notes to be due and payable immediately.
2023 First Lien Term Loan
As disclosed above, on May 31, 2016, Calpine entered into a seven-year $562 million first lien senior secured term loan with Citibank, N.A., as administrative agent (the “Administrative Agent”), MUFG Union Bank, N.A., as collateral agent and the lenders party thereto. This summary of the material terms of the 2023 First Lien Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The 2023 First Lien Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $562 million and bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate for a one month interest period plus 1.0% (in each case, as such terms are defined in the Credit Agreement), plus an applicable margin of 2.00%, or (ii) LIBOR plus 3.00% per annum (with no LIBOR floor). Calpine will pay an upfront fee in an amount equal to 1.0% of the aggregate principal amount of the 2023 First Lien Term Loan, which may be structured as original issue discount.
An aggregate amount equal to 0.25% of the aggregate principal amount of the 2023 First Lien Term Loan will be payable at the end of each quarter commencing in September 2016, with the remaining balance payable on the maturity date (May 31, 2023). Calpine may elect from time to time to convert all or a portion of the 2023 First Lien Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, Calpine may at any time, and from time to time, prepay the 2023 First Lien Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the 2023 First Lien Term Loan that is designated as Base Rate loans and then LIBOR loans.
Calpine may also reprice the 2023 First Lien Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in a prepayment, Calpine will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in an amendment of the 2023 First Lien Term Loan, Calpine will pay to the Administrative Agent for the benefit of the lenders fees of 1% of the aggregate amount of the 2023 First Lien Term Loan outstanding immediately prior to the repricing transaction. Calpine may elect to extend the maturity of any term loans under the 2023 First Lien Term Loan, in whole or in part subject to approval from those Lenders holding such term loans.
    Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the 2023 First Lien Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.
In connection with the 2023 First Lien Term Loan, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The 2023 First Lien Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the 2023 First Lien Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) arise and are continuing, the Lenders holding more than 50% of the outstanding 2023 First Lien Term Loan amounts may declare all the 2023 First Lien Term Loan amounts outstanding to be due and payable immediately.
ITEM 7.01 — REGULATION FD DISCLOSURE
On May 31, 2016, Calpine announced the closing of the 2026 First Lien Notes and the 2023 First Lien Term Loan described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of May 31, 2016, for the senior secured notes due 2026 among each of Calpine Corporation, the guarantors party thereto and Wilmington Trust Company, National Association, as trustee.

10.1	Credit Agreement, dated May 31, 2016 among Calpine Corporation as borrower and the lenders party hereto, and Citibank, N.A., as administrative agent, MUFG Union Bank, N.A., as collateral agent.

99.1	Calpine Corporation Press Release titled “Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility,” dated May 31, 2016 *
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: May 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of May 31, 2016, for the senior secured notes due 2026 among each of Calpine Corporation, the guarantors party thereto and Wilmington Trust Company, National Association, as trustee.

10.1	Credit Agreement, dated May 31, 2016 among Calpine Corporation as borrower and the lenders party hereto, and Citibank, N.A., as administrative agent, MUFG Union Bank, N.A., as collateral agent.

99.1	Calpine Corporation Press Release titled “Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility,” dated May 31, 2016 *
__________

*	Furnished herewith.